3Q 2015 Earnings Presentation October 16, 2015

2 The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2014 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation contains forward-looking statements. Statements regarding future levels of the efficiency ratio, commercial loan swap income, net interest margin and provision expense are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could"; such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in other periodic reports that we file with the SEC. Those factors include: as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us, or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; our framework for managing risks may not be effective in mitigating risk and loss to us; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; we are subject to certain risks related to originating and selling mortgages, and we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; we face certain risks as a servicer of loans; we are subject to risks related to delays in the foreclosure process; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our MSRs and mortgages held for sale due to changes in interest rates; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; we are at risk of increased losses from fraud; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber-attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on our common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and they require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries. Important Cautionary Statement

3 3Q 15 Summary 1. Please refer to slide 23 and 24 of the appendix for EPS, noninterest income, and noninterest expense adjustment details 2. Please refer to slide 25 of the appendix for Common Equity Tier 1 (Basel III Transitional) to Common Equity Tier 1 (Basel III Fully Phased-In) reconciliation Earnings • Earnings per share of $1.00 compared to the prior year adjusted EPS1 of $0.81 → 3Q 15 includes $0.11 of non-core items • Net income available to common shareholders of $519 million Revenue • Net interest income higher sequentially, due to continued balance sheet management and optimization efforts • Noninterest income lower sequentially, as capital markets-related income declined from record performance in the second quarter → Adjusted noninterest income up 2% compared to the prior year Expenses • Noninterest expense down sequentially, driven by lower personnel costs alongside mortgage- related recoveries recognized in the third quarter • Adjusted noninterest expense1 down slightly from prior year, driven by lower operating losses and personnel costs Credit & Capital • Nonperforming loans declined 4% from prior quarter and 39% from prior year • Net charge-off ratio was 0.21%, down 5 bps from prior quarter and 18 bps from prior year • Basel III Common Equity Tier 1 ratio2 estimated to be 9.9%, on a fully phased-in basis • Tangible book value per common share increased 4% sequentially and 9% from prior year Balance Sheet • Average loans stable sequentially, primarily due to the $1 billion auto securitization in 2Q 15 → Period-end loans increased 1% driven primarily by growth in consumer direct loans and mortgages • Average client deposits increased 2%, driven by continued emphasis on deepening client relationships

4 $433 $466 $411 $467 $519 $130 ($88) $0.81 $0.88 $0.78 $0.89 $1.00 Significant Items (net) Net Income Available to Common (excl significant items)¹ EPS (excl significant items)¹ Net Income Available To Common & Diluted EPS Solid earnings growth from prior quarter and year ($ in millions, except per-share data) 1. 3Q 14 reported EPS was $1.06 and reported net income available to common was $563 million. 4Q 14 reported EPS was $0.72, and reported net income available to common was $378 million. Please refer to slide 23 of the appendix for reconciliation to adjusted figures Note: Graphs not drawn to scale 3Q 141 1Q 15 4Q 141 2Q 15 3Q 15 Prior Quarter Variance • EPS up $0.11 → 3Q 15 includes $0.07 of discrete tax benefits and $0.04 of mortgage-related recoveries → Higher net interest income and lower expenses offset the decline in noninterest income Prior Year Variance • Adjusted EPS increased $0.19 → Primarily driven by lower provision expense, discrete tax benefits, and higher capital markets and mortgage-related income → Excluding $0.11 of non-core items in 3Q 15, EPS grew 10% compared to 3Q 14 adjusted EPS

5 Net Interest Income - FTE Net interest income and net interest margin higher sequentially ($ in millions) Prior Quarter Variance • Net interest income increased $44 million due to lower MBS premium amortization, a decline in wholesale funding, and higher commercial loan swap income • Net interest margin improved by 8 basis points, primarily driven by the aforementioned factors Prior Year Variance • Net interest income was stable as the decline in commercial loan swap income was offset by reduced wholesale funding resulting from strong client deposit growth $1,251 $1,248 $1,175 $1,203 $1,247 3.03% 2.96% 2.83% 2.86% 2.94% 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 Net Interest Income Net Interest Margin

Noninterest Income

Noninterest income lower sequentially; modest year-over-year growth

($ in millions)



$780
$795
$817
$874
$811
$3
$17
$16
$16
$783
$792
$800
$858
$795
($3)
3Q 14
4Q 14
1Q 15
2Q 15
3Q 15
Adjusted Noninterest Income[1]
Adjustment Items[1]

Prior Quarter Variance

- Noninterest income declined $63 million
  - → Capital markets-related income down $53 million given record performance in the prior quarter
  - → Mortgage-related income declined $8 million due to lower production volume, partially offset by higher servicing income

Prior Year Variance

- Adjusted noninterest income[1] up 2%
  - → Driven primarily by growth in capital markets and mortgage-related income
  - → Partially offset by declines in certain consumer-related noninterest income categories

1. Noninterest income on a GAAP basis was $780 million, $795 million, $817 million, $874 million, and $811 million for 3Q 14, 4Q 14, 1Q 15, 2Q 15, and 3Q 15, respectively. Please refer to slide 24 of the appendix for noninterest income adjustment details

Note: Totals may not foot due to rounding

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7 $1,267 $1,264 $1,280 $1,314 $1,253 ($8) $145 $14 $11 $1,259 $1,410 $1,328 $1,264 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 Adjusted Noninterest Expense¹ Adjustment Items¹ Noninterest Expense Continued expense management discipline ($ in millions) 1. Noninterest expense on a GAAP basis was $1,259 million, $1,410 million, $1,328 million, and $1,264 million for 3Q 14, 4Q 14, 2Q 15, and 3Q 15,respectively. Please refer to slide 24 of the appendix for noninterest expense adjustment details Note: Totals may not foot due to rounding Prior Quarter Variance • Noninterest expense declined $64 million → Personnel costs declined $31 million, primarily due to lower employee benefits and incentive compensation costs → Other expense categories, excluding personnel expenses, declined $33 million, entirely related to discrete recoveries recognized in the third quarter Prior Year Variance • Adjusted noninterest expense1 declined $14 million → Lower operating losses and personnel costs, partially offset by higher outside processing and software costs

8 Adjusted Tangible Efficiency Ratio1 Full-year 2015 target is <63% 1. Calculated on a tangible basis and excluding certain items that are material and/or potentially nonrecurring. The GAAP efficiency ratios for 1Q 14, 2Q 14, 3Q 14, 4Q 14, 1Q 15, 2Q 15, 3Q 15, YTD 14 and YTD 15 were 66.8%, 68.9%, 62.0%, 69.0%, 64.2%, 63.9%, 61.4%, 66.0%, and 63.2%, respectively. Please refer to slide 24 of the appendix for the GAAP reconciliations 63.5% 62.9% YTD 14 YTD 15 64.9% 63.6% 61.9% 61.4% 64.5% 63.4% 61.0% 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15

9 Credit Quality Asset quality remains strong ($ in millions) Provision for Credit Losses Allowance for Loan and Lease Losses Nonperforming Loans Net Charge-offs $762 $634 $612 $481 $463 0.58% 0.48% 0.46% 0.36% 0.35% 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 Nonperforming Loans Nonperforming Loan Ratio $128 $94 $99 $87 $71 0.39% 0.28% 0.30% 0.26% 0.21% 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 Net Charge-offs NCO i (annualized) $1,968 $1,937 $1,893 $1,834 $1,786 1.49% 1.46% 1.43% .39% 1.34% 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 ALLL ALLL Ratio $93 $74 $55 $26 $32 3 14 4Q 14 1Q 15 2Q 15 3Q 15

10 Loans Average performing loans stable; period-end balances up 1% ($ in billions, average balances) Note: Totals may not foot due to rounding Prior Quarter Variance • Average performing loans stable, driven by the $1 billion auto securitization in 2Q 15 • Period-end balances up 1% → Consumer direct up 8% Prior Year Variance • Average performing loans up $2.5 billion, or 2%, driven by growth in commercial and consumer direct lending, partially offset by reductions in indirect auto → C&I up 6% → Consumer down 3%; however, positive mix shift resulted in a 29 bp increase in average consumer yields $69.2 $72.3 $73.5 $73.4 $72.9 $39.1 $38.5 $38.1 $38.1 $38.5 $21.6 $21.9 $21.1 $20.7 $21.0 $129.9 $132.7 $132.7 $132.2 $132.4 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 Commercial Residential Consumer

11 Deposits Continued emphasis on deepening client relationships drives 2% sequential and 10% annual growth ($ in billions) 1. Lower-cost deposits include DDA, NOW, Money Market, and Savings Note: Totals may not foot due to rounding Prior Quarter Variance • Client deposits increased $2.4 billion, or 2% • Deposit growth used to further pay down wholesale borrowings Prior Year Variance • Client deposits increased $13.0 billion, or 10% → Lower-cost deposits1 up $14.4 billion, or 12% • Broad-based growth across segments → Wholesale Banking up 18% → Consumer Banking and PWM up 6% $45.6 $47.9 $49.2 $49.5 $51.1 $40.9 $41.6 $41.3 $42.3 $42.2 $28.2 $30.4 $33.2 $34.4 $35.8 $11.4 $11.0 $10.8 $10.4 $10.0 $6.1 $6.0 $6.1 $6.3 $6.2 $132.2 $136.9 $140.5 $142.9 $145.2 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 Money Market DDA NOW Time Savings

12 $15.4 $15.6 $15.8 $16.0 $16.2 9.8% 9.7% 9.7% 9.8% 9.9% 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 $29.21 $29.82 $30.49 $30.65 $31.75 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 Capital Position Estimated Basel III Common Equity Tier 1 ratio¹ of 9.9%; tangible book value per share up 9% from prior year ($ in billions, except per-share data) Tangible Common Equity Ratio2 Tangible Book Value Per Share3 1. The Basel III calculations of Common Equity Tier 1 and the Common Equity Tier 1 ratio were estimated in 3Q 14 and 4Q 14 based upon the Company's interpretation at that time of the Basel III rule issued by the Federal Reserve on July 2, 2013, on a fully phased-in basis. Current quarter amounts are estimated at the time of the earnings release and subject to revision. Please refer to slide 25 of the appendix for additional details on the current quarter’s calculation 2. The total shareholders’ equity to total assets ratio was 11.92%, 12.09%, 12.25%, 12.30%, and 12.65% for the periods ending 3Q 14, 4Q 14, 1Q 15, 2Q 15, and 3Q 15, respectively. Please refer to slide 26 of the appendix for a reconcilement of tangible common equity to shareholders’ equity and tangible assets to total assets 3. Book value per share was $40.85, $41.52, $42.21, $42.46 and $43.65 for the periods ending 3Q 14, 4Q 14, 1Q 15, 2Q 15, and 3Q 15, respectively. Please refer to slide 26 of the appendix for a reconcilement to book value per share Basel III Common Equity Tier 1 (fully phased-in)1 8.53% 8.50% 8.67% 8.70% 9.03% 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15

Consumer Banking and PWM Highlights

Continued, steady growth

($ in millions)	3Q 14	2Q 15	3Q 15
Net Interest Income (FTE)	$666	$675	$688
Noninterest Income	399	389	384
Total Revenue (FTE)	1,065	1,064	1,072
Provision for Credit Losses	40	9	22
Noninterest Expense	720	723	720
Net Income	**$193**	**$208**	**$207**
Key Statistics ($ in billions)			
Total Loans (average)	$41.9	$40.3	$40.2
Client Deposits (average)	$86.2	$91.3	$91.0
Tangible Efficiency Ratio[1]	65.8%	66.4%	65.6%

Prior Quarter Variance

- Net interest income increased 2% due to continued balance sheet optimization strategies and one additional day
- Noninterest income down slightly, primarily due to a loan sale gain in the prior quarter
- Noninterest expense stable as efficiency gains have funded targeted investments (also applicable to prior year variance)

Prior Year Variance

- Net income increased 7%, largely due to strong deposit growth, improved loan mix, and continued strong asset quality
- Net interest income increased 3% as a result of:
  - → 6% deposit growth
  - → Targeted growth in higher-return portfolios (CPWM loan yields up 19 bps)
- Noninterest income decreased due to a decline in service charges and lower wealth-management-related income, largely as a result of market volatility in 3Q 15

1. Reported efficiency ratios were 67.6%, 68.0%, and 67.1% for 3Q 14, 2Q 15, and 3Q 15, respectively. The impacts from excluding the amortization and associated funding cost of intangible assets were (1.8%), (1.5%), and (1.6%) for 3Q 14, 2Q 15, and 3Q 15, respectively

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Wholesale Banking Highlights

Revenue growth momentum continues

($ in millions)	3Q 14	2Q 15	3Q 15
Net Interest Income (FTE)	$453	$479	$482
Noninterest Income	241	345	293
Total Revenue (FTE)	694	824	775
Provision for Credit Losses	9	30	47
Noninterest Expense	367	396	388
Net Income	**$224**	**$262**	**$231**
Key Statistics ($ in billions)			
Total Loans (average)	$63.5	$67.6	$67.3
Client Deposits (average)	$43.3	$48.6	$51.2
Tangible Efficiency Ratio[1]	51.3%	46.7%	48.3%

Prior Quarter Variance

- Net interest income relatively stable as strong deposit growth was partially offset by lower net interest margin
- Noninterest income declined $52 million, as capital markets-related income declined from a record performance in 2Q 15
- Provision expense increased by $17 million, due to additional reserves related to oil & gas exposure
  - → Overall asset quality in Wholesale Banking continues to be strong

Prior Year Variance

- Solid revenue growth driven by continued success in meeting more client needs
  - → Deposit growth of 18%, coupled with loan growth of 6%, resulted in a 6% increase in net interest income
  - → Noninterest income increase driven by a leasing impairment in 3Q 14 and growth in capital markets-related income
- Noninterest expense increased, due primarily to continued strategic investments within CIB
  - → Despite higher expenses, efficiency ratio improved year-over-year

1. Reported efficiency ratios were 52.8%, 48.0%, and 50.0% for 3Q 14, 2Q 15, and 3Q 15, respectively. The impacts from excluding the amortization and associated funding cost of intangible assets were (1.5%), (1.3%), and (1.7%) for 3Q 14, 2Q 15, and 3Q 15, respectively

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15 Mortgage Banking Highlights Prior Quarter Variance • Net income increased due to discrete benefits in 3Q 15 and lower provision expense, the latter of which is due to continued improvements in asset quality (also applicable to prior year variance) • Noninterest income increased due to higher servicing income and NPL sale gain → Partially offset by a decline in production income • Noninterest expense declined, due to discrete recoveries recognized in 3Q 15 Prior Year Variance • Net interest income decreased due to loan sales in prior year and lower loan spreads • Noninterest income lower due to a $41 million loan sale gain in 3Q 14 → Partially offset by higher mortgage production income • Servicing portfolio up 12%, driven primarily by portfolio acquisitions Net income positively impacted by 3Q 15 discrete benefits; core performance solid ($ in millions) 3Q 14 2Q 15 3Q 15 Net Interest Income (FTE) $148 $123 $123 Noninterest Income 130 105 109 Total Revenue (FTE) 278 228 232 Provision/(Benefit) for Credit Losses 44 (13) (38) Noninterest Expense 166 180 154 Net Income $43 $57 $105 Key Statistics ($ in billions) Servicing Portfolio for Others (EOP) $109.1 $118.4 $122.0 Production Volume $4.5 $6.5 $6.2 Application Volume $6.4 $8.8 $7.7 Efficiency Ratio 59.6% 79.1% 66.3%

Appendix

17 Mortgage Servicing Income Supplemental Information ($ in millions) 1. Includes contractually specified servicing fees, late charges, interest curtailment expense, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Includes both the fair value mark-to-market of the Mortgage Servicing Rights asset from changes in market rates and other assumption updates, exclusive of the decay, and the impact of using derivatives to hedge the risk of changes in the fair value of the MSR asset Note: Totals may not foot due to rounding 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 Servicing Fees 1 $81 $88 $81 $81 $87 ($46) ($45) ($51) ($57) ($53) Net MSR Fair Value and Hedge Activity3 $9 $10 $13 $6 $5 Mortgage Servicing Income $44 $53 $43 $30 $40 Memo: Total Loans Serviced for Others (end of period) $109,142 $115,534 $115,179 $118,394 $122,012 Annualized Servicing Fees / Total Loans Serviced for Others (bps) 30 31 29 28 29 Changes in MSR Value from Collection / Realization of Cash Flow (Decay) 2

18 $102 $102 $99 $84 $54 $63 $70 $70 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15¹ Commercial Loan Swap Interest Income ($ in millions) Key Points • Commercial loan swap income is expected to be relatively stable next quarter • SunTrust receives a fixed rate and pays a floating rate (LIBOR) on the notional value of the swaps • SunTrust maintains a modestly asset sensitive position → As of September 30, 2015, an instantaneous 100 basis-point increase in rates would result in a 3.2% increase in net interest income over the next 12 months 1. Forecast swap income assumes LIBOR unchanged relative to September 30, 2015 levels F o re c a st

30 - 89 Day Delinquencies by Loan Class

($ in millions)

30-89 Accruing Delinquencies	3Q 14	4Q 14	1Q 15	2Q 15	3Q 15	Memo: 3Q 15 Loan Balance
Commercial & industrial	0.07%	0.05%	0.07%	0.05%	0.14%	$65,371
Commercial real estate	0.08%	0.05%	0.05%	0.04%	0.03%	6,168
Commercial construction	0.19%	0.06%	0.01%	0.02%	-	1,763
Total Commercial Loans	**0.08%**	**0.05%**	**0.06%**	**0.05%**	**0.12%**	**$73,302**
Residential mortgages - guaranteed						$627
Residential mortgages - nonguaranteed	0.45%	0.46%	0.40%	0.38%	0.43%	24,351
Home equity products	0.70%	0.71%	0.60%	0.56%	0.61%	13,416
Residential construction	1.03%	1.56%	1.42%	1.20%	0.69%	394
Total Residential Loans[1]	**0.55%**	**0.57%**	**0.49%**	**0.45%**	**0.50%**	**$38,788**
Guaranteed student loans						$4,588
Other direct	0.61%	0.42%	0.37%	0.39%	0.39%	5,771
Indirect	0.74%	0.99%	0.71%	0.80%	0.82%	10,119
Credit cards	0.83%	0.83%	0.71%	0.64%	0.78%	992
Total Consumer Loans[2]	**0.71%**	**0.82%**	**0.61%**	**0.65%**	**0.67%**	**$21,471**
Total SunTrust - excl. gov.-guaranteed delinquencies[3]	0.30%	0.30%	0.26%	0.25%	0.31%	$128,345
Impact of excluding government-guaranteed delinquencies	0.29%	0.34%	0.30%	0.25%	0.30%	5,215
Total SunTrust - incl. gov.-guaranteed delinquencies[4]	**0.59%**	**0.64%**	**0.56%**	**0.50%**	**0.61%**	**$133,560**

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

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20 Nonperforming Loans by Loan Class Down 4% from prior quarter and 39% from prior year ($ in millions) Note: Totals may not foot due to rounding Memo: Nonperforming Loans 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 3Q 15 Loan Balance Commercial & industrial $178 $151 $140 $140 $122 $65,371 Commercial real estate 32 21 24 17 15 6,168 Commercial construction 9 1 1 1 1 1,763 Total Commercial Loans $219 $173 $165 $158 $138 $73,302 Residential mortgages – guaranteed $627 Residential mortgages – nonguaranteed $327 $254 $254 $147 $156 24,351 Home equity products 178 174 165 153 146 13,416 Residential construction 30 27 23 18 16 394 Total Residential Loans $535 $455 $442 $318 $318 $38,788 Guaranteed student loans $4,588 Other direct $5 $6 $4 $4 $4 5,771 Indirect 3 1 1 3 10,119 Credit cards - - - - - 992 Total Consumer Loans $8 $6 $5 $5 $7 $21,471 Total SunTrust $762 $634 $612 $481 $463 $133,560 NPLs / Total Loans 0.58% 0.48% 0.46% 0.36% 0.35%

21 Net Charge-off Ratios by Loan Class Note: Totals may not foot due to rounding Down 5 bps from prior quarter and 18 bps from year ($ in millions) Memo: Net Charge-off Ratio (annualized) 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 3Q 15 Loan Balance Commercial & industrial 0.08% 0.12% 0.12% 0.12% 0.08% $65,371 Commercial real estate 0.07% (0.15)% (0.08)% (0.15)% 0.01% 6,168 Commercial construction (0.64)% (0.77)% (0.26)% (0.07)% (0.13)% 1,763 Total Commercial Loans 0.07% 0.08% 0.09% 0.09% 0.07% $73,302 Residential mortgages – guaranteed $627 Residential mortgages – nonguaranteed 0.78% 0.42% 0.39% 0.46% 0.32% 24,351 Home equity products 0.78% 0.80% 0.89% 0.52% 0.52% 13,416 Residential construction 12.79% (1.08)% 5.53% 5.39% (1.45)% 394 Total Residential Loans 0.91% 0.53% 0.62% 0.53% 0.37% $38,788 Guaranteed student loans $4,588 Oth r direct 0.74% 0.68% 0.69% 0.56% 0.49% 5,771 Indirect 0.44% 0.50% 0.40% 0.28% 0.42% 10,119 Credit cards 2.28% 2.43% 2.29% 2.23% 1.95% 992 Total Consumer Loans 0.45% 0.49% 0.46% 0.38% 0.42% $21,471 Total SunTrust 0.39% 0.28% 0.30% 0.26% 0.21% $133,560

22 Net Charge-offs by Loan Class Note: Totals may not foot due to rounding Down 18% from prior quarter and 45% from prior year ($ in millions) Memo: Net Charge-offs 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 3Q 15 Loan Balance Commercial & industrial $12 $19 $19 $20 $14 $65,371 Commercial real estate 1 (3) (1) (3) - 6,168 Commercial construction (2) (2) (1) - (1) 1,763 Total Commercial Loans $11 $14 $17 $17 $13 $73,302 Residential mortgages – guaranteed $627 Residential mortgages – nonguaranteed $47 $24 $22 $27 $20 24,351 Home equity products 29 29 31 19 18 13,416 Residential construction 16 (1) 6 5 (2) 394 Total Residential Loans $92 $52 $59 $51 $36 $38,788 Guaranteed student loans $4,588 Oth r di ect $7 $8 $8 $7 $6 5,771 Indirect 13 15 11 7 11 10,119 Credit cards 5 5 5 5 5 992 Total Consumer Loans $25 $28 $24 $19 $22 $21,471 Total SunTrust $128 $94 $99 $87 $71 $133,560

Reconciliation of 3Q 14 and 4Q 14 Income Statements

Income Statement ($ in millions, except per-share data)	3Q 14 Reported Earnings	Impact from Significant 3Q 14 Items	3Q 14 Adjusted Earnings	4Q 14 Reported Earnings	Impact from Significant 4Q 14 Items	4Q 14 Adjusted Earnings
NET INTEREST INCOME	$1,215		$1,215	$1,211		$1,211
Provision for Credit Losses	93		93	74		74
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,122		1,122	1,137		1,137
NONINTEREST INCOME						
Service charges on deposit accounts	169		169	162		162
Trust and investment management income	93		93	84		84
Retail investment services	76		76	73		73
Other charges and fees	95		95	94		94
Investment banking income	88		88	109		109
Trading Income	46		46	40		40
Card fees	81		81	82		82
Mortgage production related income / (loss)	45		45	61		61
Mortgage servicing related income	44		44	53		53
Other noninterest income	52		52	42		42
Net securities gains	(9)		(9)	(5)		(5)
Total noninterest income	780		780	795		795
NONINTEREST EXPENSE						
Employee compensation and benefits	730		730	670		670
Net occupancy expense	84		84	86		86
Outside processing and software	184		184	206		206
Equipment expense	41		41	42		42
Marketing and customer development	35		35	43		43
Amortization/impairment of intangible assets/goodwill	7		7	11		11
Operating losses	29		29	174	145 [2]	28
FDIC premium/regulatory exams	29		29	32		32
Other noninterest expense	120		120	146		146
Total noninterest expense	1,259		1,259	1,410	145	1,264
INCOME BEFORE PROVISION FOR INCOME TAXES	643		643	522	(145)	667
Provision/(benefit) for income taxes	67	(130)	197	128	(57) [3]	185
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	576	130 [1]	446	394	(88)	482
Net income attributable to noncontrolling interest	-		-	-		-
NET INCOME	576	130	446	394	(88)	482
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	563	130	433	378	(88)	466
EPS - DILUTED	$1.06	$0.25	$0.81	$0.72	($0.17)	$0.88

1. Reflects the income tax benefit related to the completion of a tax authority exam
2. Reflects the legal provision for legacy mortgage matters, as highlighted in the January 5, 2015, 8-K
3. Reflects the income tax benefit related to footnote #2

Note: Totals may not foot due to rounding

SunTrust

23

Reconciliation of Noninterest Income, Noninterest Expense, & Efficiency Ratio

($ in millions)

	1Q 14	2Q 14	3Q 14	4Q 14	1Q 15	2Q 15	3Q 15	YTD 14	YTD 15
Reported (GAAP) Basis									
Reported Net interest Income - FTE	$1,239	$1,244	$1,251	$1,248	$1,175	$1,203	$1,247	$3,734	$3,625
Reported Noninterest Income	791	957	780	795	817	874	811	2,528	2,503
Reported Revenue - FTE	2,030	2,201	2,031	2,043	1,992	2,077	2,058	6,262	6,128
Reported Noninterest Expense	1,357	1,517	1,259	1,410	1,280	1,328	1,264	4,133	3,872
Reported Amortization Expense	3	4	7	11	7	7	9	14	22
Reported Efficiency Ratio	66.8%	68.9%	62.0%	69.0%	64.2%	63.9%	61.4%	66.0%	63.2%
Reported Tangible Efficiency Ratio	66.7%	68.8%	61.7%	68.4%	63.9%	63.6%	61.0%	65.8%	62.8%
Adjusted Basis									
Reported Revenue - FTE	2,030	2,201	2,031	2,043	1,992	2,077	2,058	6,262	6,128
Adjustment Items:									
Fair value mark-to-market and securities gains/(losses)[1]	2	(3)	(3)	3	(1)	16	16	(5)	31
RidgeWorth sale	-	105	-	-	-	-	-	105	-
Legacy affordable housing recovery	-	-	-	-	18	-	-	-	18
Adjusted Noninterest Income	789	855	783	792	800	858	795	2,427	2,453
Adjusted Revenue - FTE[2]	2,029	2,099	2,034	2,040	1,975	2,061	2,041	6,162	6,079
Reported Noninterest Expense	1,357	1,517	1,259	1,410	1,280	1,328	1,264	4,133	3,872
Adjustment Items:									
Legacy affordable housing impairment	36	-	(8)	-	-	-	-	28	-
Loss on debt extinguishment	-	-	-	-	-	14	11	-	24
Impact of certain legacy mortgage legal matters	-	179	-	145	-	-	-	179	-
Adjusted Noninterest Expense[2]	1,321	1,338	1,267	1,264	1,280	1,314	1,253	3,926	3,847
Adjusted Efficiency Ratio	65.1%	63.7%	62.3%	62.0%	64.8%	63.7%	61.4%	63.7%	63.3%
Adjusted Tangible Efficiency Ratio	64.9%	63.6%	61.9%	61.4%	64.5%	63.4%	61.0%	63.5%	62.9%

1. Fair value items include debt, trading positions, auction rate securities, and certain mortgage loans
2. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions

Note: Totals may not foot due to rounding

SunTrust

24

25 Reconciliation of Common Equity Tier 1 Ratio1 ($ in billions) 3Q 15 Common Equity Tier 1 – Transitional $16.3 Adjustments2 (0.1) Common Equity Tier 1 – Fully phased-in $16.2 Risk-weighted Assets: Common Equity Tier 1 – Transitional $162.1 Adjustments3 1.9 Risk-weighted Assets: Common Equity Tier 1 – Fully phased-in $164.0 Common Equity Tier 1 – Transitional 10.0% Common Equity Tier 1 – Fully phased-in 9.9% 1. The Common Equity Tier 1 ratio is subject to certain phase-in requirements under Basel III beginning in 2015 for SunTrust, and as such we have presented a reconciliation of the Common Equity Tier 1 ratio as calculated considering the phase-in requirements (Common Equity Tier 1 – Transitional) to the fully phased-in ratio. All figures are estimated at the time of the earnings release and subject to revision 2. Primarily includes the phase-out from capital of certain DTAs, the overfunded pension asset, and other intangible assets 3. Primarily relates to the increased risk weight to be applied to mortgage servicing assets on a fully phased-in basis

26 Reconciliation of Non-GAAP Measures ($ in billions, except per-share data) Sep 30 Dec 31 Mar 31 Jun 30 Sep 30 2014 2014 2015 2015 2015 Total shareholders' equity $22.3 $23.0 $23.3 $23.2 $23.7 Goodwill, net of deferred taxes (6.1) (6.1) (6.1) (6.1) (6.1) Other intangible assets including MSRs, net of deferred taxes (1.3) (1.2) (1.2) (1.4) (1.3) MSRs 1.3 1.2 1.2 1.4 1.3 Tangible equity 16.1 16.9 17.1 17.1 17.5 Preferred stock (0.7) (1.2) (1.2) (1.2) (1.2) Tangible common equity $15.4 $15.6 $15.9 $15.9 $16.3 Total assets $186.8 $190.3 $189.9 $188.9 $187.0 Goodwill (6.3) (6.3) (6.3) (6.3) (6.3) Other intangible assets including MSRs (1.3) (1.2) (1.2) (1.4) (1.3) MSRs 1.3 1.2 1.2 1.4 1.3 Tangible assets $180.5 $184.0 $183.5 $182.5 $180.7 Tangible equity to tangible assets 8.94% 9.17% 9.34% 9.37% 9.71% Tangible common equity to tangible assets 8.53% 8.50% 8.67% 8.70% 9.03% Tangible book value per common share $29.21 $29.82 $30.49 $30.65 $31.75 Note: Totals may not foot due to rounding